Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Herc Holdings Inc. of our report dated February 13, 2025 relating to the financial statement, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Herc Holdings Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

March 19, 2025

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